Exhibit 10.1




                    Agreement And Plan Of Reorganization



                               By And Between



                         Cottage Investments, Inc.
                          (a Nevada corporation)

                                    -and-

                          The Paving Stone Co., Inc.
                           (a Florida corporation),

                 The Paving Stone Company of California, Inc.
                          (a California corporation),

                  The Paving Stone Company of Arizona, Inc.
                           (an Arizona corporation),

                           Paving Stone of Nevada, Inc.
                          (a Nevada corporation), and

                     Paving Stone Company of Atlanta, Inc.
                             (a Georgia corporation)








                   AGREEMENT AND PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION dated as of October 11, 2001, by and between Cottage Investments, Inc., a Nevada corporation ("COTF") having its offices at 505 Park Avenue, 20th Floor, New York, NY 10022, on the one hand, and, on the other hand, each of The Paving Stone Co., Inc., a Florida corporation ("PSF"), The Paving Stone Company of California, Inc., a California corporation ("PSC"), The Paving Stone Company of Arizona, Inc., an Arizona corporation ("PSA"), Paving Stone of Nevada, Inc. a Nevada corporation ("PSN"), and Paving Stone Company of Atlanta, Inc., a Georgia corporation ("PSG") (collectively, "PS"), each having its headquarters at1760 N.W. 22nd Court, Pompano Beach, FL 33069, and Maurice
F. Sigouin (the "PS Stockholder").

                            W I T N E S S E T H:

     WHEREAS, COTF desires to acquire PS, and PS desires to be acquired by COTF, through a share exchange and reorganization, pursuant to the terms hereinafter set forth (the "Acquisition") with COTF being the surviving parent corporation, and PS being the surviving, wholly-owned, subsidiary corporations; and

     WHEREAS, COTF and PS each intend, for Federal income tax purposes, that the Acquisition contemplated thereby constitutes a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the Board of Directors of COTF deems it advisable and in the best interest of COTF for COTF to acquire PS upon the terms and conditions hereinafter specified; and

     WHEREAS, the Boards of Directors of PSF, PSC, PSA, PSN, and PSG deem it advisable and in the best interest of PSF, PSC, PSA, PSN, and PSG, respectively, for PS to be acquired by COTF upon the terms and conditions hereinafter specified; and

     WHEREAS, COTF has authorized 350,000,000 shares of common stock, $0.00001 par value per share (the "COTF Common Stock"), of which 179,122,971 shares are currently issued and outstanding; and

     WHEREAS, PSF has authorized 100 shares of common stock, $1.00 par value per share (the "PSF Common Stock"), of which shares 100 are currently issued and outstanding; and

     WHEREAS, PSC has authorized 100 shares of common stock, $1.00 par value per share (the "PSC Common Stock"), of which shares 100 are currently issued and outstanding; and

     WHEREAS, PSA has authorized 1,000 shares of common stock, $1.00 par value per share (the "PSA Common Stock"), of which shares 100 are currently issued and outstanding; and

     WHEREAS, PSN has authorized 1,000 shares of common stock, $1.00 par value per share (the "PSN Common Stock"), of which shares 1,000 shares are currently issued and outstanding; and

     WHEREAS, PSG has authorized 2,000 shares of common stock, $.01 par value per share (the "PSG Common Stock," and with the PSF Common Stock, the PSC Common Stock, the PSA Common Stock and the PSN Common Stock, collectively referred to as the "PS Common Stock"), of which shares 300 are currently issued and outstanding; and

     WHEREAS, the PS Stockholder is the sole owner and holder of all of the issued and outstanding shares of PS Common Stock; and

     WHEREAS, COTF has 777,536 shares of common stock reserved for the exercise of warrants and options entitling the holders thereof to purchase any shares of COTF Common Stock; and

     WHEREAS, PS has no outstanding warrants or options entitling any holders thereof to purchase any shares of PS Common Stock; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                              ARTICLE 1

             ADOPTION OF AGREEMENT AND PLAN OF REORGANIZATION

     1.1 The Acquisition.

     At the Effective Time (as defined in Section 1.2 herein), in accordance with this Agreement and the relevant provisions of Nevada Law, COTF shall acquire all of the issued and outstanding shares of PS Common Stock from the PS Stockholder. COTF shall be the surviving parent corporation (the "Surviving Parent Corporation"), and COTF shall continue, and be deemed to continue, for all purposes after the Acquisition. PS shall be the surviving, wholly-owned, subsidiary corporations (the "Surviving Subsidiary Corporations."), and PS shall continue, and be deemed to continue, with all rights and duties under law, for all purposes after the Acquisition. PS shall become wholly-owned subsidiaries of COTF at the Effective Time as a consequence of the Acquisition.

     1.2 Names of Surviving Corporations.

     Upon the Acquisition, the Surviving Parent Corporation shall take all necessary steps to cause its name to be changed to Paving Stone Corporation, d/b/a The Paving Stone Company. PSA, PSC, PSF, PSG, and PSN shall retain their pre-Acquisition names, but shall become wholly-owned subsidiaries of the Surviving Parent Corporation. The Surviving Parent Corporation shall be governed and incorporated under the laws of the State of Nevada, and the Certificate of Incorporation and the By-Laws of COTF will be the constituent documents of the Surviving Parent Corporation.

     1.3 Directors and Officers.

     The directors and officers of the Surviving Parent Corporation immediately following the Acquisition shall be as follows:

Name                                  Positions
---------------                  -----------------------------------
Maurice F. Sigouin              President, Chief Executive Officer and
                                Chairman of the Board of Directors

Howard B. Nadel                 Director, Outside Corporate Counsel

Jace Simmons                    Director, Executive Vice President
                                and Chief Financial Office

Bill Malcom                     Director

Martin McIntyre                 Director

COTF Appointers' designee       Director

COTF Appointers' designee       Director

Such directors and officers shall continue to hold office until the next annual meetings of the stockholders and directors of the Surviving Parent Corporation or until their successors shall have been duly elected and shall have qualified; except that the two COTF Appointers' designees shall not be removed from the Board for a period of eighteen months (the "Eighteen Months") beginning from Effective Time. In the event of vacancy during the Eighteen Months in one or both of the COTF Appointers' designee positions, then Tower Hill Holding, Inc., The Enna Corporation, LLC and Cottage Ventures, LLC (collectively, the "COTF Appointers") will appoint individuals as the COTF designees by unanimous decision. The COTF Appointers are not obligated to fill the COTF designee board positions and may elect to leave those positions unfilled at their sole option. At no point will Daniel J. Mackell, Jr. or Sean Daly act as a director or COTF Appointers' designee to the board of directors.

     1.4 Plan of Exchange.

     The method of effecting the Acquisition and the basis for exchanging and converting the outstanding PS Common Stock into shares of Common Stock of the Surviving Parent Corporation (the "Surviving Parent
Corporation Common Stock"), shall be as follows:

(a) The certificates representing any and all shares of PS Common Stock shall be presented for surrender by the PS Stockholder to COTF duly endorsed for transfer, free and clear of all mortgages, liens, pledges, security interests, restrictions, encumbrances, or adverse claims of any nature, except for restrictions against transfer required under applicable state or federal securities laws, in consideration for which COTF shall issue the PS Stockholder 16,040,000 shares of Surviving Parent Corporation Common Stock

(b) In addition, in consideration for services rendered in connection with the Acquisition, COTF shall issue the following persons the shares of Surviving Parent Corporation Common Stock as set forth below:

a. 2,240,000 shares to Paving Stone Partners, LLC, a Georgia limited liability company of which eWorld Capital, Inc., Emerging Growth
Partners, Inc., and MJM Capital, Inc. are members;

b. 200,000 shares to Daniel J. Mackell;

c. 200,000 shares to Tower Hill Holdings, Inc.; and

d. 1,320,000 shares to Jace Simmons.

          (c) PS shall pay to COTF a total of $30,000 in cash, in two payments, consisting of $10,000 upon execution of this Agreement, and $20,000 at the time of Closing, upon meeting all preconditions to the Closing. The parties understand that the sum of $30,000 will be used by COTF to settle its liabilities per this Agreement.

     1.5 Exchange of Shares of PS Common Stock.

     The manner of exchanging shares of PS Common Stock into shares of Surviving Parent Corporation Common Stock in accordance with Section 1.5 above, shall be as follows:

          (a) From and after the Effective Time, Olde Monmouth Stock Transfer Company (the "Exchange Agent"), shall act as exchange agent in effecting the exchange of certificates representing shares of PS Common Stock pursuant to Section 1.4(a) hereof. As soon as practicable after the Effective Time, and after surrender to the Exchange Agent by the PS Stockholder of certificates which prior to the Effective Time represented all issued and outstanding shares of PS Common Stock, the Surviving Parent Corporation shall cause to be distributed to the PS Stockholder in whose name such common stock certificates shall have been registered, or in accordance with the written instructions transmitted to the Exchange Agent by the PS Stockholder , certificates representing shares of Surviving Parent Corporation Common Stock, all in accordance with the provisions of Section 1.4(a) hereof. Upon the surrender by the PS Stockholder of each certificate representing shares of PS Common Stock, and the issuance and delivery by the Exchange Agent of certificates representing shares of Surviving Parent Corporation Common Stock, the certificates which prior to the Effective Time represented outstanding shares of PS Common Stock shall forthwith be canceled. Until so surrendered and exchanged, each such certificate representing shares of PS Common Stock shall be deemed for all purposes to evidence only a right to receive shares of Surviving Parent Corporation Common Stock, and the holders of such certificates shall no longer be deemed, for any purpose, to be stockholders in PS.

          (b) Immediately after the Effective Time, the Surviving Parent Corporation shall provide the Exchange Agent with certificates representing the number of shares of Surviving Parent Corporation Common Stock as the Surviving Corporation may be required to issue in accordance with Section 1.4(a) hereof.

     1.6 Execution of the Agreement

     On October 11, 2001, the parties will execute the Agreement.  Daniel
J. Mackell, Jr. shall have received all necessary authority to enable him to, and shall, sign on behalf of COTF. Maurice Sigouin shall have received all necessary authority to enable him to, and shall, sign on behalf of PS. Each party will sign two original copies. On the date of executing this Agreement, the parties will each send by facsimile a copy of the executed Agreement to each other at the facsimile numbers specified in the section providing for notice in Section 11.6 herein. In addition, on the date of executing this Agreement, the parties will each send by overnight mail an original copy of the executed Agreement to each other at the addresses specified in the section providing for notice in
Section 11.6 herein.

                                 ARTICLE II

                                  CLOSING

     2.1 Closing Date.

     The closing of the Acquisition (the "Closing") and the other transactions contemplated by this Agreement (the "Related Transactions") shall take place at each parties' respective location with closing document exchanged via overnight carrier, 20th Floor, New York, NY 10022, at 10:00 a.m., Eastern Standard Time, on November 12, 2001, or such other date, time and place as the parties hereto may agree with the parties understanding that closing will occur within 3 business days of when COTF receives formal authorization to amend its Articles of Incorporation to increase the number of authorized shares and change its name as per this Agreement. (the "Closing Date").

     2.2 Execution of Formal Closing Documents.

     On the Closing Date, PS and COTF shall execute and deliver the documents described in Article VIII herein.

                              ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PS

     In order to induce COTF to enter into this Agreement and to consummate the transactions, including the Acquisition, contemplated hereby, PS and the PS Stockholder represent and warrant to COTF the following representations and warranties:

     3.1 Due Incorporation.

     PSF, PSC, PSA, PSN, and PSG are corporations duly organized, validly existing and in good standing under the laws of the States of Florida, California, Arizona, Nevada and Georgia, respectively, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. PS is qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a PS Material Adverse Effect (as defined in Section 3.6 hereof). PS has no direct or indirect subsidiaries or affiliates, either wholly or partially owned, and PS does not hold any economic, voting or management interest in any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity (a "Person") or own any security issued by any Person. True, correct and complete copies of the current Certificates of Incorporation and By-laws, as amended, and minutes of meetings (or written consents in lieu of meetings) of the Boards of Directors (and all committees thereof) and stockholders of PSF, PSC, PSA, PSN, and PSG, respectively, since inception have been, or prior to the Closing Date will have been, delivered to COTF.

     3.2 Due Authorization.

     PS and the PS Stockholder have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by PS of this Agreement and has been duly and validly approved and authorized by the shareholders and the Board of Directors of PS, and, subject to obtaining the necessary approval of the Acquisition by the stockholders of PS, no other actions or proceedings on the part of PS are necessary to authorize this Agreement and the transactions contemplated hereby and thereby. PS has duly and validly executed and delivered this Agreement. Subject to obtaining the consents set forth on Schedule 3.3, this Agreement constitutes the legal, valid and binding obligation of PS, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3 Consents and Approvals; Noncontravention.

                  (a) Except as set forth on Schedule 3.3, no permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by PS of this Agreement, or the consummation of the transactions contemplated hereby or thereby, or for the lawful continued operation by the Surviving Parent Corporation or as Surviving Subsidiary Corporations following the Effective Time of the business currently conducted by PS. "Governmental Authority" shall mean the government of the United States or any foreign country or any state or political subdivision thereof or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  (b) Except as set forth on Schedule 3.3 and except as would not result in a PS Material Adverse Effect, the execution, delivery and performance by PS of this Agreement does not and will not (A) violate any Law ("Law" meaning any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority); (B) violate or conflict with, result in a breach or termination of, constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) or give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance (collectively, a "Lien") upon any of the assets or properties of PS under any contract to which PS is a party or by which PS or any of its assets or properties is bound; (C) permit the acceleration of the maturity of any indebtedness of PS or indebtedness secured by PS's assets or properties; or (D) violate or conflict with any provision of the Certificate of Incorporation or By-laws of PS.

          (c) PS has obtained and is in compliance with all governmental permits, licenses, registrations, certificates of occupancy, approvals and other authorizations (collectively, the "Permits") that are required for the complete operation of the business of PS as currently operated, except for any Permits the absence of which would not result in a PS Material Adverse Effect. All of the Permits are currently valid and in full force and, to PS's knowledge, no revocation, cancellation or withdrawal thereof has been threatened. PS has filed such timely and complete renewal applications as may be required with respect to the Permits. Except as set forth on Schedule 3.3, to PS's knowledge, the Permits, in their current state, will allow PS to continue to operate its business following the Effective Time in substantially the same manner as PS's business is currently operated and as currently contemplated.

     3.4 Capitalization.

(a) The authorized capital structure is as follows:

(i) PSF has 100 shares of Common Stock issued and 100 authorized;

(ii) PSC has 100 shares of Common Stock issued and 100 authorized;

(iii) PSA has 100 shares of Common Stock issued and 1,000 authorized;

(iv) PSN has 1,000 shares of Common Stock issued and 1,000 authorized;
and

(v) PSG has 300 shares of Common Stock issued and 2,000 authorized.

          (b) All of the issued and outstanding shares of PS Common Stock are validly issued, fully paid and nonassessable, and the issuance thereof was not subject to preemptive rights, and are owned by the PS Stockholder.

          (c) Except as set forth on Schedule 3.4, there are no shares of PS Common Stock or other equity securities (whether or not such securities have voting rights) of PS issued or outstanding or any subscriptions, options, warrants, call rights, convertible securities or other agreements or commitments of any character obligating PS to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of PS. Except as set forth on
Schedule 3.4, there are no outstanding contractual obligations of PS which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of PS.

     3.5 Financial Statements, Undisclosed Liabilities; Other Documents.

     For purposes of this Agreement, "PS Financial Statements" shall mean the audited financial statements of PS as of December 31, 2000 and the unaudited financial statements of PS as of June 30, 2001, (including all notes thereto) which have been previously delivered to COTF, consisting of the balance sheets at such dates and the related statements of income and cash flow for the twelve month period ended December 31, 1999, the twelve-month period ended December 31, 2000, and the internal balance sheet and income statement for the six-month period ended June 30, 2001. The PS Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and present fairly the financial position, assets and liabilities of PS as at the dates thereof and the revenues, expenses, results of operations and cash flows of PS for the periods covered then ended (subject, in the case of any unaudited PS Financial Statements, to normal year-end audit adjustments consistent with past practice and the absence of notes). The PS Financial Statements are in accordance with the books and records of PS, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The PS Financial Statements make full and adequate disclosure of, and provision for, all obligations and liabilities of PS as of the date thereof. The PS Financial Statements may be audited in a timely fashion to meet the reporting obligations of COTF on a timely basis. To the extent required by applicable securities laws for a Form 10-K, Form 8-K or Schedule 14A, C or F to be filed by COTF with the Securities and Exchange Commission concerning the Acquisition, PS shall cause its auditor to review its financial statements and prepare any necessary interim statements of cash flow and notes to financial statements.

     3.6 No Adverse Effects or Changes.

     Except as listed on Schedule 3.6, or as disclosed in or reflected in the PS Financial Statements, or as contemplated by this Agreement, since June 30, 2001, PS has not (i) taken any of the actions set forth in
Section 5.3, (ii) suffered any PS Material Adverse Effect, (iii) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance), or (iv) increased the compensation of any executive officer of PS. "Loss" shall mean liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and costs of investigation and litigation). For purposes of this Agreement, "PS Material Adverse Effect" shall mean any effect on the then business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or business prospects of PS which is materially adverse to PS.

     3.7 Title to Properties.

     Except as disclosed on Schedule 3.7, PS (i) has good and marketable title to, and is the lawful owner of, all of the material tangible and intangible assets, properties, including real property, and rights reflected as being owned by PS in the PS Financial Statements (other than assets disposed of in the ordinary course of business since the date of the PS Financial Statements), and (ii) at the Effective Time, will have good and marketable title to, and will be the lawful owner of, all of such tangible and intangible assets, properties, including real property, and rights, in any case free and clear of any Lien, except for (x) any Lien for current taxes not yet due and payable, and (y) minor Liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of PS.

     3.8 Liabilities.

     Except to the extent reflected or reserved against on the balance sheets of PS constituting a part of the PS Financial Statements, PS has no debts, liabilities or obligations of any nature other than as set forth on Schedule 3.8.

     3.9 Intellectual Property.

          (a) Schedule 3.9 is a true and complete list of all of the United States and foreign material patents, patents pending, patent applications, trademarks, trade names, service marks and rights
(collectively, the "Intellectual Property") used by PS in the conduct of its business. Except as disclosed on Schedule 3.9:

                           (i) all of the Intellectual Property is either
owned or licensed by PS;

                           (ii) none of the Intellectual Property is the
subject of any pending or, to the knowledge of PS, threatened, litigation or claim of infringement;

                           (iii) no license to which PS is a party is the
subject of a breach or default by PS or, to PS's knowledge, any other party thereto, or the subject of any notice of termination given or threatened in writing;

                           (iv) the products and services provided by PS
do not, to PS's knowledge, infringe any trademark, service mark, trade name, copyright, trade secret, patent or confidential or proprietary rights of another, and PS has not received any notice contesting its right to use any Intellectual Property; and

                           (v) PS possesses adequate rights as the owner
or the licensee in and to all Intellectual Property necessary to conduct its business as presently conducted.

          (b) PS has no knowledge which, directly or indirectly, indicates an infirmity in any claim of the material United States and foreign patents, and patent applications (collectively "PS Patents") or any basis for invalidity or unenforceability of any claim of the PS Patents.

          (c) PS has no knowledge which, directly or indirectly, indicates that the licensor in each license agreement under which PS has been granted rights does not own the entire unencumbered right, title and interest in and to the Intellectual Property which is the subject of the license.

     3.10 Contracts.

     "Contract" shall mean any material contract, lease, commitment or understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument or license, whether written or verbal, which is intended or purports to be a binding and enforceable agreement.
Schedule 3.10 lists all the material Contracts and arrangements of the following types to which PS is a party or by which it is bound, or to which any of its assets or properties is subject, including but not limited to:

          (a) any collective bargaining agreement;

          (b) any Contract or arrangement of any kind with any employee, consultant, medical advisor, officer or director of PS;

          (c) any Contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing, on behalf of any Person;

          (d) any Contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of $25,000;

          (e) any Contract or arrangement pursuant to which PS has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

          (f) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property or agreement for financing;

          (g) any Contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

          (h) any Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of PS;

          (i) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of PS, or PS is granted the authority to act for or on behalf of any Person;

          (j) any Contract relating to any corporate acquisition or disposition by PS, or any acquisition or disposition of any subsidiary, division, line of business, or real property, during the five years prior to the date of this Agreement; and

          (k) any Contract not specified above that is material to PS.

     PS has made available to COTF true and complete copies of each document listed on Schedule 3.10, and a written description of each oral arrangement so listed. Except as disclosed on Schedule 3.10, the cancellation of any such Contracts at any time by the other party, would not have a PS Material Adverse Effect.

     3.11 Insurance.

     Schedule 3.11 contains an accurate and complete list of all policies of fire, liability, workers' compensation, product liability, professional malpractice, title and other forms of insurance owned or held by PS, and PS has heretofore delivered to COTF a true and complete copy of all such policies. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or prior to the Closing Date, will be, paid, and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth in Schedule 3.11, PS has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last two years. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of PS.

      3.12 Employee Benefit Plans.

     Neither PS nor any other member of the Controlled Group (as hereinafter defined) (i) has at any time maintained, contributed to or participated in, (ii) has or had at any time any obligation to maintain, contribute to or participate in, or (iii) has any liability or contingent liability, direct or indirect, with respect to: any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), oral or written retirement or deferred compensation plan, incentive compensation plan, unemployment compensation plan, vacation pay plan, severance plan, bonus plan, stock compensation plan or any other type or form of employee-related (or independent contractor-related) arrangement, program, policy, plan or agreement. For purposes of this Agreement, the term "Controlled Group" shall refer to PS and each other corporation or other entity under common control with PS (pursuant to the provisions of Sections 414(b), (c), (m) or (o) of the Code) at any time during the 60-month period ending on the Closing Date.

     3.13 Employees; Labor Matters.

          (a) PS has conducted and currently is conducting its business in material compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment. In the opinion of management, the relationship of PS with its employees is good and there is, and during the past two years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty pending or, to PS's knowledge, threatened against or involving PS. None of the employees of PS is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and no attempt is currently being made, or during the past two years has been made, to organize any employees of PS to form or enter a labor union or similar organization.

          (b) Except as disclosed on balance sheets of PS forming a part of the Financial Statements or on Schedule 3.13, PS has no material liability for any vacation time, vacation pay, retirement benefits, disability or other insurance benefits or severance pay attributable to services rendered prior to the date of each such balance sheet.

     3.14 Tax Matters.

          (a) "Taxes", as used in this Agreement, means any Federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return", as used in this Agreement, means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities.

          (b) PS has duly filed all Tax Returns required to be filed by it under applicable law or filed appropriate extensions which have not yet expired and will file all Tax returns required to be filed by it at or prior to the Effective Time under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the execution of this Agreement, will be) true, complete and correct and filed on a timely basis, or extended as permitted by law.

          (c) PS has, within the time and in the manner prescribed by law, paid (and until the Effective Time will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

          (d) There are no material liens for Taxes upon the assets of PS except liens for Taxes not yet due.

          (e) PS has complied (and until the Effective Time will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

          (f) Except as disclosed on Schedule 3.14, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of PS.

          (g) Except as disclosed on Schedule 3.14, PS has not received any Tax Rulings (as defined below) or entered into any Closing Agreements (as defined below) with any taxing authority that would have a continuing adverse effect after the Effective Time. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

          (h) Schedule 3.14 contains a list of states, territories and jurisdictions (whether foreign or domestic) to which any Taxes are properly payable by PS.

     3.15 Environmental Regulations.

     PS is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Act ("OSHA")) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against PS and, to the knowledge of PS, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or threatened in writing.

     3.16 Litigation.

          (a) Except as disclosed in Schedule 3.16, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to PS's knowledge, threatened against PS or any of PS's officers or directors in their capacity as such, or any of their respective properties or businesses, and PS is not aware of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing. Except as set forth on
Schedule 3.16, all of the proceedings pending against PS are covered and being defended by insurers (subject to such deductibles as are set forth in such Schedule). Except as disclosed on Schedule 3.16, PS is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. PS has not entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which PS has any continuing obligation.

           (b) There are no claims, actions, suits, proceedings, or investigations pending or, to PS's knowledge, threatened in writing by or against PS with respect to this Agreement, or in connection with the transactions contemplated hereby or thereby, and PS has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

     3.17 No Conflict of Interest.

     Except as disclosed on Schedule 3.17, to PS's knowledge, no Person has or claims to have any direct or indirect interest in any tangible or intangible property used in the business of PS, except as a holder of shares of PS Common Stock.

     3.18 Bank Accounts.

     Schedule 3.18 sets forth the names and locations of each bank or other financial institution at which PS has either an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from PS and a summary statement thereof.

     3.19 Compliance with Laws.

     Except as set forth on Schedule 3.19, PS is not in default under any order of any court, Governmental Authority or other agency or arbitration board or tribunal to which PS is or was subject within the past two years or in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters) to which PS is or was subject within the past two years, except to the extent failure to comply would not have a PS Material Adverse Effect. The business of PS is being, and at the Closing will be, conducted in compliance with all applicable laws, ordinances, rules and regulations applicable to it (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters, except to the extent failure to comply would not have a PS Material Adverse Effect).

     3.20 Broker's/Finder's Fees.

     PS has not used any broker or finder in connection with the transactions contemplated by this Agreement, and COTF has not and shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission payable as a result of any actions taken by PS with respect to any broker or finder in connection with the Acquisition contemplated by this Agreement.

     3.21 Board Recommendation.

     The Boards of Directors of each of PSF, PSC, PSA, PSN and PSG, at special meetings of such Boards held on October 3, 2001, approved this Agreement, the Acquisition and the other transactions contemplated hereby on the terms and conditions set forth herein and has determined to recommend that the stockholders of PS approve this Agreement and the Acquisition.

                              ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF COTF

     In order to induce PS to enter into this Agreement and to consummate the transactions, including the Acquisition, contemplated hereby, COTF represents and warrants to PS representations and warranties.

     4.1 Due Incorporation.

     COTF is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted. COTF, in light of its current operations and properties, is not required to qualify as a foreign corporation in any jurisdiction and is not qualified to do business in any jurisdiction other than its jurisdiction of incorporation. True, correct and complete copies of the current Certificate of Incorporation and By-laws, have been, or prior to the Closing Date will have been, delivered to PS.

     4.2 Due Authorization.

     COTF has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by COTF of this Agreement have beenduly and validly approved and authorized by the Board of Directors, and, no other actions or proceedings on the part of COTF are necessary to authorize this Agreement and the transactions contemplated hereby and thereby except that a majority of COTF stockholders must approve an amendment to COTF's Articles of Incorporation to increase its authorized shares of common stock and a change to its name. COTF has duly and validly executed and delivered this Agreement and will duly and validly execute and deliver the Acquisition. This Agreement constitutes the legal, valid and binding obligation of COTF, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3 Consents and Approvals; Noncontravention.

          (a) Except as set forth on Schedule 4.3, no permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by COTF of this Agreement, or the consummation of the transactions contemplated hereby or thereby.

          (b) The execution, delivery and performance by COTF of this Agreement do not and will not (A) violate any Law, (B) violate or conflict with, result in a breach or termination of, constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) or give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of COTF under any contract to which COTF is a party or by which COTF or any of its assets or properties is bound; (C) permit the acceleration of the maturity of any indebtedness of COTF or indebtedness secured by COTF's assets or properties; or (D) violate or conflict with any provision of the Certificate of Incorporation or By-laws of COTF.

     4.4 Capitalization.

(a) The capital structure of COTF is as follows:

(i) 179,122,971 shares of COTF Common Stock issued and 350,000,000 shares of COTF Common Stock authorized;

(ii) 321,504 warrants to purchase COTF Common Stock, with strike prices between $0.65 and $1.03 (See Schedule 4.4);

(iii) 456,032 options to purchase COTF Common Stock, with strike prices between $0.11 and $1.20 (See Schedule 4.4); and

(iv) $323,263.83 worth of convertible notes outstanding, which are convertible into COTF Common Stock based on the market price at the time of the conversion.

(b) All of the issued and outstanding shares of COTF Common Stock are validly issued, fully paid and nonassessable and the issuance thereof was not subject to preemptive rights.

          (c) Except as set forth on Schedule 4.4 or otherwise provided in this Agreement, there are no shares of COTF Common Stock or other equity securities (whether or not such securities have voting rights) of COTF issued or outstanding or any subscriptions, options, warrants, call rights, convertible securities or other agreements or commitments of any character obligating COTF to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of COTF. Except as set forth on Schedule 4.4 or otherwise provided in this Agreement, there are no outstanding contractual obligations of COTF which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of COTF.

     4.5 Financial Statements, Undisclosed Liabilities; Other Documents.

     For purposes of this Agreement, "COTF Financial Statements" shall mean the audited financial statements of COTF as of December 31, 1999, the audited financial statements of COTF as of December 31, 2000, and the reviewed financial statements of COTF as of June 30, 2001, (including all notes thereto), consisting of the balance sheets at such dates and the related statements of income and cash flow for each such period. The COTF Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and present fairly the financial position, assets and liabilities of COTF as at the dates thereof and the revenues, expenses, results of operations and cash flows of COTF for the periods covered then ended (subject, in the case of any unaudited COTF Financial Statements, to normal year-end audit adjustments consistent with past practice and the absence of notes). The COTF Financial Statements are in accordance with the books and records of COTF, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The COTF Financial Statements make full and adequate disclosure of, and provision for, all obligations and liabilities of COTF as of the date thereof. The COTF Financial Statements may be audited in a timely fashion to meet the reporting obligations of COTF on a timely basis.

     4.6 No Adverse Effects or Changes.

     Except as listed on Schedule 4.6, or as disclosed in or reflected in the COTF Financial Statements, or as contemplated by this Agreement, since June 30, 2001, COTF has not (i) taken any of the actions set forth in Section 5.3, (ii) suffered any COTF Material Adverse Effect, (iii) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance), or (iv) increased the compensation of any executive officer of COTF. "Loss" shall mean liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and costs of investigation and litigation). For purposes of this Agreement, "COTF Material Adverse Effect" shall mean any effect on the then business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or business prospects of COTF which is materially adverse to COTF.

     4.7 Title to Properties.

     Except as disclosed on Schedule 4.7, COTF (i) has good and marketable title to, and is the lawful owner of, all of the material tangible and intangible assets, properties, including real property, and rights reflected as being owned by COTF in the COTF Financial Statements (other than assets disposed of in the ordinary course of business since the date of the COTF Financial Statements), and (ii) at the Effective Time, will have good and marketable title to, and will be the lawful owner of, all of such tangible and intangible assets, properties, including real property, and rights, in any case free and clear of any Lien, except for (x) any Lien for current taxes not yet due and payable, and (y) minor Liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of COTF.

     4.8 Liabilities.

     Except to the extent reflected or reserved against on the balance sheets of COTF constituting a part of the COTF Financial Statements, COTF has no debts, liabilities or obligations of any nature other than as set forth on Schedule 4.8.

     4.9 Intellectual Property.

          (a) Schedule 4.9 is a true and complete list of all of the United States and foreign material patents, patents pending, patent applications, trademarks, trade names, service marks and rights
(collectively, the "Intellectual Property") used by COTF in the conduct of its business. Except as disclosed on Schedule 4.9:

                           (i) all of the Intellectual Property is either
owned or licensed by COTF;

                           (ii) none of the Intellectual Property is the
subject of any pending or, to the knowledge of COTF, threatened, litigation or claim of infringement;

                           (iii) no license to which COTF is a party is
the subject of a breach or default by COTF or, to COTF's knowledge, any other party thereto, or the subject of any notice of termination given or threatened in writing;

                           (iv) the products and services provided by
COTF do not, to COTF's knowledge, infringe any trademark, service mark, trade name, copyright, trade secret, patent or confidential or proprietary rights of another, and COTF has not received any notice contesting its right to use any Intellectual Property; and

                           (v) COTF possesses adequate rights as the
owner or the licensee in and to all Intellectual Property necessary to conduct its business as presently conducted.

          (b) COTF has no knowledge which, directly or indirectly, indicates an infirmity in any claim of the material United States and foreign patents, and patent applications (collectively "COTF Patents") or any basis for invalidity or unenforceability of any claim of the COTF Patents.

          (c) COTF has no knowledge which, directly or indirectly, indicates that the licensor in each license agreement under which COTF has been granted rights does not own the entire unencumbered right, title and interest in and to the Intellectual Property which is the subject of the license.

     4.10 Contracts.

     "Contract" shall mean any material contract, lease, commitment or understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument or license, whether written or verbal, which is intended or purports to be a binding and enforceable agreement.
Schedule 4.10 lists all the material Contracts and arrangements of the following types to which COTF is a party or by which it is bound, or to which any of its assets or properties is subject, including but not limited to:

          (a) any collective bargaining agreement;

          (b) any Contract or arrangement of any kind with any employee, consultant, medical advisor, officer or director of COTF;

          (c) any Contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing, on behalf of any Person;

          (d) any Contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of $25,000;

          (e) any Contract or arrangement pursuant to which COTF has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

          (f) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property or agreement for financing;

          (g) any Contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

          (h) any Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of COTF;

          (i) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of COTF, or COTF is granted the authority to act for or on behalf of any Person;

          (j) any Contract relating to any corporate acquisition or disposition by COTF, or any acquisition or disposition of any subsidiary, division, line of business, or real property, during the five years prior to the date of this Agreement; and

          (k) any Contract not specified above that is material to COTF.

     COTF has made available to COTF true and complete copies of each document listed on Schedule 4.10, and a written description of each oral arrangement so listed. Except as disclosed on Schedule 4.10, the cancellation of any such Contracts at any time by the other party, would not have a COTF Material Adverse Effect.

     4.11 Insurance.

     Schedule 4.11 contains an accurate and complete list of all policies of fire, liability, workers' compensation, product liability, professional malpractice, title and other forms of insurance owned or held by COTF, and COTF has heretofore delivered to PS a true and complete copy of all such policies. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or prior to the Closing Date, will be, paid, and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth in Schedule 4.11, COTF has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last two years. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of COTF.

      4.12 Employee Benefit Plans.

     COTF (i) has maintained, contributed to or participated in, (ii) has or had at any time any obligation to maintain, contribute to or participate in, or (iii) has a liability or contingent liability, direct or indirect, with respect to: any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), oral or written retirement or deferred compensation plan, incentive compensation plan, unemployment compensation plan, vacation pay plan, severance plan, bonus plan, stock compensation plan or any other type or form of employee-related (or independent contractor-related) arrangement, program, policy, plan or agreement.

     4.13 Employees; Labor Matters.

          (a) COTF has conducted and currently is conducting its business in material compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment. Except as disclosed in the COTF Financial Statements, in the opinion of management, the relationship of COTF with its employees is good and there is, and during the past two years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty pending or, to COTF's knowledge, threatened against or involving COTF. None of the employees of COTF is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and no attempt is currently being made, or during the past two years has been made, to organize any employees of COTF to form or enter a labor union or similar organization.

          (b) Except as disclosed on balance sheets of COTF forming a part of the Financial Statements or on Schedule 4.13, COTF has no material liability for any vacation time, vacation pay, retirement benefits, disability or other insurance benefits or severance pay attributable to services rendered prior to the date of each such balance sheet.

     4.14 Tax Matters.

          (a) "Taxes", as used in this Agreement, means any Federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return", as used in this Agreement, means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities.

          (b) COTF has duly filed all Tax Returns, except federal and state income tax returns, required to be filed by it under applicable law or filed appropriate extensions which have not yet expired and will file all Tax Returns required to be filed by it at or prior to the Effective Time under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the execution of this Agreement, will be) true, complete and correct and filed on a timely basis, or extended as permitted by law.

          (c) COTF has, within the time and in the manner prescribed by law, paid (and until the Effective Time will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

          (d) There are no material liens for Taxes upon the assets of COTF except liens for Taxes not yet due.

          (e) COTF has complied (and until the Effective Time will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

          (f) Except as disclosed on Schedule 4.14, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of COTF.

          (g) Except as disclosed on Schedule 4.14, COTF has not received any Tax Rulings (as defined below) or entered into any Closing Agreements (as defined below) with any taxing authority that would have a continuing adverse effect after the Effective Time. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

          (h) Schedule 4.14 contains a list of states, territories and jurisdictions (whether foreign or domestic) to which any Taxes are properly payable by COTF.

     4.15 Environmental Regulations.

     COTF is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Act ("OSHA")) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against COTF and, to the knowledge of COTF, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or threatened in writing.

     4.16 Litigation.

          (a) Except as disclosed in Schedule 4.16, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to COTF's knowledge, threatened against COTF or any of COTF's officers or directors in their capacity as such, or any of their respective properties or businesses, and COTF is not aware of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing. Except as set forth on Schedule 4.16, all of the proceedings pending against COTF are covered and being defended by insurers (subject to such deductibles as are set forth in such Schedule). Except as disclosed on Schedule 4.16, COTF is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. COTF has not entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which COTF has any continuing obligation.

           (b) There are no claims, actions, suits, proceedings, or investigations pending or, to COTF's knowledge, threatened in writing by or against COTF with respect to any attempt to enter into a business combination or Acquisition with any entity, or with respect to this Agreement, or in connection with the transactions contemplated hereby or thereby, and COTF has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

     4.17 No Conflict of Interest.

     Except as disclosed on Schedule 4.17, to COTF's knowledge, no Person has or claims to have any direct or indirect interest in any tangible or intangible property used in the business of COTF, except as a holder of shares of COTF Common Stock.

     4.18 Bank Accounts.

     Schedule 4.18 sets forth the names and locations of each bank or other financial institution at which COTF has either an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from COTF and a summary statement thereof.

     4.19 Compliance with Laws.

     Except as set forth on Schedule 4.19, COTF is not in default under any order of any court, Governmental Authority or other agency or arbitration board or tribunal to which COTF is or was subject within the past two years or in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters) to which COTF is or was subject within the past two years, except to the extent failure to comply would not have a COTF Material Adverse Effect. The business of COTF is being, and at the Closing will be, conducted in compliance with all applicable laws, ordinances, rules and regulations applicable to it (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters, except to the extent failure to comply would not have a COTF Material Adverse Effect).

     4.20 Broker's/Finder's Fees.

     COTF has not used any broker or finder in connection with the transactions contemplated by this Agreement, and PS has not and shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission payable as a result of any actions taken by COTF with respect to any broker or finder in connection with the Acquisition contemplated by this Agreement.

     4.21 Board Recommendation.

     The Board of Directors of COTF, at a special meeting of such Board held on October 3, 2001, approved this Agreement, the Acquisition and the other transactions contemplated hereby on the terms and conditions set forth herein and has determined to recommend that the stockholders of COTF approve or consent to this Agreement and the Acquisition.

     4.22 SEC Filings.

     PS has access to all documents as filed with the SEC (the "SEC Filings"). Nothing has come to the attention of COTF that would indicate that the SEC Filings were not timely filed with the SEC and as of their respective filing dates contained any misstatement of a material fact or an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

     4.23 Material Events Subsequent to SEC Reports.

     Schedule 4.23 sets forth a description of material events which are not reflected in the SEC Filings, as of the date of this Agreement.


                                ARTICLE V

                                COVENANTS

     5.1 Implementing Agreement.

     Subject to the terms and conditions hereof, each party hereto shall use its commercially reasonable efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby and thereby.

     5.2 Access to Information and Facilities.

           (a) From and after the date of this Agreement, PS shall allow COTF and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of PS and shall make the officers and employees of PS available to COTF and its representatives as COTF or its representatives shall from time to time reasonably request. COTF and its representatives will be furnished with any and all information concerning PS, which COTF or its representatives reasonably request.

          (b) From and after the date of this Agreement, COTF shall give PS and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of COTF (and its subsidiaries and affiliates) and shall make the officers and employees of COTF (and its subsidiaries and affiliates) available to PS and its representatives as PS or its representatives shall from time to time reasonably request. PS and its representatives will be furnished with any and all information concerning COTF, which PS or its representatives reasonably request.

     5.3 Preservation of Business.

     Subject to the terms of this Agreement, from the date of this Agreement until the Closing Date, each of PS and COTF (which for the purposes of their covenant includes its subsidiaries and affiliates), as the case may be, shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to (a) preserve intact the present business organization of PS and COTF, as the case may be, (b) preserve the good will and advantageous relationships of PS and COTF, as the case may be, with employees and other Persons material to the operation of their respective businesses, and (c) not permit any action or omission within its control which would cause any of the representations or warranties of PS and COTF, as the case may be, contained herein to become inaccurate in any material respect or any of the covenants of PS and COTF, as the case may be, to be breached in any material respect. Without limiting the generality of the foregoing, except as set forth on Schedule 3.6 with respect to PS, (including entry by PS into a bridge loan, convertible debenture, or equity sale for at least $750,000), prior to the Closing, neither PS nor COTF will, without having obtained the prior written consent of the other:

          (a) incur any obligation or enter into any Contract which either (x) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $40,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $10,000, or (y) has a term of, or requires the performance of any obligations by PS or COTF, as the case may be, over a period in excess of, six months;

          (b) take any action, or enter into or authorize any Contract or transaction other than in the ordinary course of business and consistent with past practice;

          (c) as applicable, sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, except in the ordinary course of business, except that COTF may dispose of noncore assets unrelated to the ongoing business of the Surviving Parent Corporation;

          (d) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value in an amount greater than $25,000 other than actions taken consistent with normal past business practices, except that COTF may use cancellations of debt as repayment of current obligations;

          (e) make any changes in its accounting systems, policies, principles or practices;

          (f) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amend any of the terms of any such securities, except that COTF may issue shares of its common stock to satisfy its obligations;

          (g) split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities, except as required under this Agreement;

          (h) make any borrowings, incur any debt (other than trade payables in the ordinary course of business or equipment leases entered into in the ordinary course of business), or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person other than a subsidiary, or make any unscheduled payment or repayment of principal in respect of any Short Term Debt or Long Term Debt. "Long Term Debt" shall mean the aggregate original principal amount (less any cash repayments of principal previously made) of, and any and all accrued interest on, all indebtedness with respect to borrowed money and all other obligations (or series of related obligations) to pay money with respect to extensions of credit, including capitalized lease and deferred compensation obligations, except indebtedness or obligations for which all installments are payable within six months from the date of the advancement of funds or extension of credit. The term "Short Term Debt" shall include any amount listed or to be listed as a current liability on financial statements which reflects the current portion or final installments of obligations originally reflected as noncurrent liabilities;

          (i) make any new loans, advances or capital contributions to, or new investments in, any other Person other than to a subsidiary consistent with normal business practices;

          (j) except as contemplated by this Agreement, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing other than actions taken in the ordinary course of business consistent with prior business practices;

          (k) except for capital expenditures contemplated by (xii) below, acquire, lease or encumber any assets outside the ordinary course of business or any assets which are material to its operations;

           (l) authorize or make any capital expenditures which individually or in the aggregate are in excess of $10,000 other than planned expenditures for the development, establishment or expansion of clinics and other operations consistent with past business practices;

          (m) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

          (n) pay or agree to pay any amount in settlement or compromise of any suits or claims of liability against it or its directors, officers, employees or agents in an amount more than $25,000; or

          (o) except to comply with the terms of Section 7.8, terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Contract other than in accordance with ordinary business practices, or pay any amount not required by Law or by any Contract in an amount more than $25,000.

     5.4 PS Stockholders' Action.

             (a) PS, promptly following the execution of this Agreement, shall call and hold a special meeting of its stockholders or take action to obtain the written consent of its stockholders (the "PS Stockholders' Meeting") as promptly as practicable, for the purpose of voting on and approving of the Acquisition.

      5.5 COTF Disclosure.

          (a) As soon as practicable after the execution of this Agreement, COTF shall file a Current Report on Form 8-K disclosing this Agreement and the terms of the Acquisition.

           (b) The information specifically designated as being supplied by PS for inclusion in the Current Report shall not, at the time of filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

           (c) If, at any time prior to the Effective Date, any event or circumstance relating to PS or its officers or directors should be discovered by PS which should be set forth in an amendment to the Current Report, PS shall promptly inform COTF of the same, and COTF shall promptly file such amendment to the Current Report.

     5.6 Consents and Approvals.

          (a) PS shall use its best efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby, including all such consents and approvals by each party to any of the Contracts referred to on Schedule
3.3. PS shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of PS pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby.

          (b) COTF shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to all such consents and approvals by each party to any of the Contracts referred to on Schedule 4.3. COTF shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of COTF pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby.

     5.7 No Other Negotiations.

Until the earlier of the Closing or the termination of this Agreement, neither COTF nor PS and their respective affiliates, subsidiaries, agents or representatives will

(i) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for,

(ii) continue, propose or enter into any negotiations or discussions looking toward,

(iii) enter into any agreement or understanding providing for any acquisition of any capital stock of the respective corporation or any part of the assets or the businesses of the respective corporation, other than as contemplated or authorized herein.

          (b) In addition, neither COTF nor PS and their respective affiliates, subsidiaries, agents or representatives will provide any information to any Person (other than as contemplated by this Agreement) for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition or sale of capital stock, assets or business. Each of COTF on the one hand and PS on the other hand will notify the other immediately of any such inquiries or proposals or requests for information.

(c) Notwithstanding the foregoing subparagraph,

(i)in the event that there is an unsolicited proposal to enter into a Acquisition, business combination, purchase of substantially all the assets or similar transaction of or with COTF, COTF at its discretion, may furnish to and communicate with the party or parties public and non-public information requested by them and such party may negotiate with these parties, if

(A)the board of directors of COTF determines in good faith, based upon the advice of its financial advisors, that such business combination proposal would, if consummated, result in a transaction that is more favorable to the corporation's stockholders from a financial point of view, than the transaction contemplated by this Agreement, and based on the advice of its outside counsel, that, as a result, such action is necessary for the board of directors to act in a manner consistent with its fiduciary duties under applicable law, and

(B)prior to furnishing such information to or entering into negotiations with such third party, COTF, (x) provides prompt notice to PS to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (y) receives from such third party an executed confidentiality agreement, and

(ii) COTF may comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer. COTF shall notify PS and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making
it) within 24 hours of the receipt thereof, shall keep PS informed of the status and details of any such inquiry, offer or proposal, and shall give PS five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal.

     5.8 Schedules.

     PS on the one hand and COTF on the other hand have made a good faith effort to provide information for which they are responsible on each schedule to this Agreement and appropriate to the representation and warranty of the related schedule; however, to the extent information is provided on one schedule which should also have been presented on another schedule, disclosure on the one schedule will be deemed disclosure on the other schedules where appropriate.

     5.9 Supplemental Information.

     From time to time prior to the Closing, PS, on the one hand, and COTF, on the other hand, will promptly disclose in writing to the other any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the other parties hereto or which would render inaccurate any of the representations, warranties or statements set forth in Articles III and IV, respectively, hereof.

     5.10 Ancillary Agreements.

     Each of PS and COTF will execute and deliver at the Closing each of the agreements to which it is a party or take such action as is required to complete the actions specified in Section 8.3 of this Agreement.

                                ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF COTF

     The obligations of COTF under this Agreement are subject to the satisfaction or waiver by COTF of the following conditions precedent on or before the Closing Date:

     6.1 Representations and Warranties.

     Without supplementation after the date of this Agreement, the representations and warranties of PS and the PS Stockholder contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

     6.2 Compliance With Agreements and Covenants.

     PS and the PS Stockholder shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

     6.3 Consents and Approvals.

     PS and the PS Stockholder, shall have received written evidence satisfactory to them that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, including (without limitation) those set forth on Schedule 3.3 hereto.

     6.4 Documents.

     COTF shall have received all of the agreements, documents and items specified in Section 8.1 below and all deliveries pursuant to Section 8.3 shall have been made.

     6.5 No Material Adverse Change.

     At the Closing Date, there shall have been no material adverse change in the assets, liabilities, financial condition, business or prospects of PS since June 30, 2001 ("PS Material Adverse Change") as described herein. Between the date of this Agreement and the Closing Date, there shall not have occurred an event, which would reasonably be expected to constitute a PS Material Adverse Effect.

     6.6 Actions or Proceedings.

     No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which (a) is likely to have a PS Material Adverse Effect, or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

     6.7 Approval of Acquisition.

     The stockholders of PS shall have approved this Agreement and the Acquisition contemplated hereby in accordance with its certificate of incorporation and by-laws.

     6.8 Termination of PS Stock Incentive Plan and Advisors Incentive
Plan.

     The board of directors of PS will have taken all necessary action to terminate any Stock Incentive Plan and Advisors Incentive Plan of PS.

     6.9 Audit of Financial Statements

     Prior to the Closing, PS will have retained an outside auditor and completed the audit of its financial statements for the years ended December 31, 1999 and December 31, 2000 with an unqualified auditors report, which does not include a "going concern" opinion. Additionally, PS will provided COTF with interim unaudited financial statements for the period ending June 30, 2001, which have been reviewed by PS's outside auditor and which are in the form required by Item 310 ofRegulation S-B.

6.10Execution of Ancillary Agreements

     Prior to Closing, PS, their shareholders, representatives, and/or agents (including, without limitation, Paving Stone Partners, LLC, eWorld Capital Inc., MJM Capital Inc., and Emerging Growth Partners, Inc., and their successors, assigns, and/or agents), will have executed all contemplated lock up, leak out, share exchange, anti-dilution and registration rights agreements.

                                ARTICLE VII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PS

     The obligations of PS under this Agreement are subject to the satisfaction or waiver by PS of the following conditions precedent on or before the Closing Date:

     7.1 Representations and Warranties.

     Without supplementation after the date of this Agreement, the representations and warranties of COTF contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

     7.2 Compliance with Agreements and Covenants.

     COTF shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

     7.3 Consents and Approvals.

     COTF shall have received written evidence satisfactory to them that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, including (without limitation) those set forth on
Schedule 4.3 hereto.

     7.4 Documents.

     PS shall have received all of the agreements, documents and items specified in Section 8.2 and all deliveries pursuant to Section 8.3 shall have been made.

     7.5 No Material Adverse Change.

     At the Closing Date, there shall have been no material adverse change in the assets, liabilities, financial condition, business or prospects of COTF since June 30, 2001 ("COTF Material Adverse Change"). Between the date of this Agreement and the Closing Date, there shall not have occurred an event which would reasonably be expected to constitute a COTF Material Adverse Effect.

     7.6 Actions or Proceedings.

     No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

     7.7 Approval of Acquisition.

     To the extent required by Nevada law, the necessary stockholders of COTF shall have approved or consented to this Agreement and the Acquisition contemplated hereby in accordance with its certificate of incorporation and by-laws, Nevada law and federal law.

     7.8 Satisfactions, Releases and Waivers of Liabilities and Other
Obligations

     Prior to Closing, COTF will have obtained the release, settlement, satisfaction, or waiver of all liabilities of the COTF, except that if the amount due to the auditors of COTF has not been settled through available resources, including the amount payable at or before Closing by PS, as described herein, then COTF must obtain the agreement of such auditors to accept the balance owed in four quarterly installments, with the first installment being due three months after the date of the Closing.

      7.9 Capital Structure Modification

     Prior to the Closing, COTF will have:

(a) effected a reverse split of its common stock sufficient to reduce the number of outstanding shares of its common stock to no more than 2,000,000 shares, after taking into consideration any shares issued or issuable to satisfy liabilities of COTF or to persons rendering advice and assistance to COTF in connection with this transaction, but not including the warrants and options listed in schedule 4.4, at a ratio of 1 share of common stock to be reverse split by approximately 129.2 (but which may ultimately range anywhere between 120 and 140);

(b) increased its authorized shares as necessary to allow for the issuance of shares agreed to in this Agreement, including reserves for exercise of options or warrants described herein, and at least 35,000,000 shares for an ESOP plan which may be implemented after the Transaction (even though COTF shall have canceled its preexisting plan prior to signing this Agreement); and

(c) obtained all necessary consents, approvals and resolutions from board members and shareholders, amended the charter and by-laws of COTF as appropriate, and made all necessary filings and paid all necessary filing fees with appropriate governmental bodies, to effectuate modifications to the capital structure.

      7.10 Expansion of Board of Directors

     Prior to the Closing, COTF will have expanded its Board of Directors to be authorized to include at least seven members, and obtained all necessary consents, approvals and resolutions from board members and shareholders, amended the charter and by-laws of COTF as appropriate, and made all necessary filings and paid all necessary filing fees with appropriate governmental bodies, to effectuate modifications to the size of the Board of Directors. Upon Closing the transaction, all directors except for two designees of COTF will resign, and COTF will use all efforts to have the five designees of PS appointed to the board of directors of the Surviving Parent Corporation, including Maurice Sigouin as its chairperson.

      7.11 Execution of Ancillary Agreements

     Prior to Closing, COTF, its shareholders, representatives, and/or agents (including, without limitation, Daniel Mackell, William Stilley, Sean Daly, COTF convertible note or debenture holders, and COTF affiliates), will have executed all contemplated lock up, leak out, share exchange and registration rights agreements.

      7.12 Employment Agreements

     PS shall have no obligation to pay any cash amounts, nor to close, unless and until the Employment Agreements of Maurice Sigouin and Jace Simmons, attached hereto as Exhibits A and B, are executed and their terms are agreed to by the present Board of Directors of COTF.

      7.13 Use of $10,000 Payment

     COTF will, subject to Paragraph 7.8 herein, use the funds of $30,000 obtained from PS pursuant to this Agreement to satisfy outstanding obligations, including to the auditor and transfer agent; and will pay the transfer agent, in full, any outstanding balances from the initial $10,000 paid by PS to COTF.

                               ARTICLE VIII

                           DELIVERIES AT CLOSING

       8.1 Deliveries by PS.

     At the Closing, in addition to any other documents or agreements required under this Agreement, PS and the PS Stockholder shall deliver to COTF the following:

(a) Evidence, in form satisfactory to COTF, that all filings, approvals and other matters set forth on Schedule 3.3 have been obtained;

(b) A certificate, dated the Closing Date, of an officer of PS, certifying as to the compliance by it with Sections 6.1 and 6.2 hereof;

                  (c) A certificate of the secretary (the "Secretary") of each of PSF, PSC, PSA, PSN, and PSG, certifying resolutions of the Boards of Directors and stockholders of each of PSF, PSC, PSA, PSN, and PSG, respectively approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Acquisition;

          (d) The Certificates of Incorporation of PSF, PSC, PSA, PSN, and PSG, certified by the Secretaries of States of Florida, California, Arizona, Nevada and Georgia, respectively, and the by-laws of PSF, PSC, PSA, PSN, and PSG, certified by the Secretaries of PSF, PSC, PSA, PSN, and PSG, respectively;

                       (e) Certificates of Good Standing for PSF, PSC, PSA, PSN, and PSG, from the States of Florida, California, Arizona, Nevada, and Georgia, respectively, and all the other jurisdictions set forth on Schedule 3.1 hereof;

          (f) Evidence of termination of any stock option and advisor plan of PS;

                       (g) Certificates representing any and all issued and outstanding shares of PS Common Stock duly endorsed for transfer, free and clear of all mortgages, liens, pledges, security interests, restrictions, encumbrances, or adverse claims of any nature, except for restrictions against transfer required under applicable state or federal securities laws;

(i) Payment of a total $30,000 to COTF, including a check for the payment of a balance of $20,000 due to COTF at Closing;

(j) Executed, satisfactory agreements by PS, their shareholders, representatives, and/or agents (including, without limitation, eWorld Capital Inc., MJM Capital Inc. and Emerging Growth Partners, Inc., and their successors, assigns, and/or agents), regarding share lock up, leak out, share exchange and registration rights agreements, including without limitation that Registration Rights Agreement in the form attached hereto as Exhibit D;

(k) Executed, satisfactory employment agreements between Maurice
Sigouin and COTF, in the form of employment agreement attached hereto as Exhibit C;

(l) Executed, satisfactory employment agreements between Jace
Simmons and COTF, in the form of employment agreement attached hereto as Exhibit D;

(m) A certified set of board minutes and resolutions of PS board and shareholder meetings; and

(n) A certified set of representations and warranties.

     8.2 Deliveries by COTF.

     At the Closing, in addition to any other documents or agreements required under this Agreement, COTF shall deliver to PS the following:

          (a) Evidence, in form satisfactory to PS, that all filings, approvals and other matters contemplated in Section 4.3 have been obtained;

          (b) A certificate, dated the Closing Date, of an officer of COTF, certifying as to compliance by COTF with Sections 7.1 and 7.2 hereof;

          (c) A certificate of the Secretary of COTF certifying the bylaws of COTF and the resolutions of the Board of Directors of COTF approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Acquisition (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of
COTF);

          (d) The Certificate of Incorporation of COTF and any amendments thereto, certified by the Secretary of State of Nevada];

          (e) A Certificate of Good Standing for COTF from the State of
Nevada;

(f) Certificates representing shares of Surviving Parent Company Common Stock in the amounts and to the persons described in Paragraph 1.4 herein, which shares shall be duly issued, nonassessable, and subject to a restrictive legend in accordance with Rule 502(d) promulgated under the Securities Act of 1933, as amended;

(g) Executed, satisfactory agreements by COTF, its shareholders, representatives, and/or agents (including, without limitation, Daniel Mackell, William Stilley, Sean Daly, COTF debenture holders, and COTF affiliates), regarding share lock up, leak out, share exchange and registration rights agreements;

(h) Proof of satisfaction, release or waiver of outstanding liabilities in accordance with terms described herein;

(i) A certified set of board minutes and resolutions of COTF board and shareholder meetings;

(j) A certified set of representations and warranties;

(k) The audit report for the last two years (if available in hard form in light of the World Trade Center destruction on September 11, 2001);

(l) Proof that Daniel J. Mackell, Jr. is authorized to sign on behalf of
COTF.
 .
     8.3 Deliveries to or by Third Parties.

     At the Closing, in addition to any other documents required under this Agreement, the following deliveries will have been or be made:

(a) COTF will deliver at the Closing Shares of COTF Common Stock to Paving Stone Partners, LLC (comprised of eWorld Capital Inc., MJM Capital Inc., and Emerging Growth Partners, Inc.), and their successors, agents, and/or assigns, in the amounts set forth in Paragraph 1.4 herein in satisfaction of amounts due them under their agreements with PS;

(b) Maurice Sigouin and COTF will have executed and delivered a copy of the form of employment agreement attached hereto as Exhibit A;

(c) Jace Simmons and COTF will have executed and delivered a copy of the form of employment agreement attached hereto as Exhibit B;

(d) Executed, satisfactory agreements by COTF's and PS's shareholders, representatives, and/or agents (including, without limitation, eWorld Capital Inc., MJM Capital Inc., Emerging Growth Partners, Inc., and/or their successors, assigns, and or agents; and Daniel Mackell, William Stilley, Sean Daly, COTF debenture holders, and COTF affiliates), regarding share lock up, leak out, share exchange and registration rights agreements;

                                  ARTICLE IX

                          TERMINATION; TERMINATION FEE

     9.1 Termination.

     Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Acquisition contemplated hereby may be abandoned at any time prior to the Closing Date, as follows:

(a)by mutual written agreement of COTF and PS;

(b)by COTF (if COTF is not then in material breach of its obligations under this Agreement) if

(i) a material default or breach shall be made by PS with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within ten days, or

(ii) if PS makes an amendment or supplement to any Schedule hereto and such amendment or supplement reflects a PS Material Adverse Effect after the date of this Agreement, or

(iii) a PS Material Adverse Change shall have occurred after the date of this Agreement, or

(iv) PS board of directors withdraws its recommendation of the Acquisition or recommends to the PS stockholders the approval of any transaction other than the Acquisition;

(c) by PS (if PS is not then in material breach of its obligations under this Agreement) if

(i) a material default or breach shall be made by COTF with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within ten days, or

(ii) if COTF makes an amendment or supplement to any Schedule hereto after the date hereof and such amendment or supplement reflects a material change in the financial condition of COTF after the date hereof or reflects a material change in the representations and warranties set forth in Section 4.6 (a "COTF Material Adverse Effect"),

(iii) COTF enters into any agreement to effect any transaction described in Section 5.7(b) of this Agreement,

(v) a COTF Material Adverse Change shall have occurred after the date of this Agreement, or

(iv) COTF board of directors withdraws its recommendation of the Acquisition or recommends to the PS stockholders the approval of any transaction other than the Acquisition;

          (d) by COTF on the one hand and by PS on the other hand if the Effective Time has not occurred within two months following the Date of this Agreement for any reason unless the Parties agree to an extension in writing, provided that the right to terminate this Agreement under this subparagraph 9.1(d) shall not be available to a party that is in breach of any representation, warranty or covenant in this Agreement, which breach would entitle any other party to terminate this Agreement.

          (e) by COTF on the one hand and by PS on the other hand if prior to the Effective Time a third party successfully brings an action resulting in a permanent injunction preventing the consummation of the Acquisition pursuant to this Agreement.

     9.2 Effect of Termination.

     In the event of termination pursuant to Section 9.1 hereof, written notice thereof shall be given to the other parties and all obligations (except as set forth in this Section 9.2) of the parties shall terminate and no party shall have any right against any other party hereto for any loss, damage, expense (including out-of-pocket expenses) or liability, including, without limitation, reasonable attorneys' fees and disbursements arising out of the preparation and execution of this Agreement, fulfilling in whole or in part any obligations under this Agreement or otherwise incurred by a party in any action or proceeding between such party and the other party hereto or between such party and a third party, which is determined to have been sustained, suffered or incurred by a party and to have arisen from or in connection with an event or state of facts which is subject to claim under this Agreement.

                              ARTICLE X

                            INDEMNIFICATION

     10.1 Indemnification by Participating Stockholders.

     The PS Stockholder and Jace Simmons (collectively, the "PS Participating Stockholders") shall severally (in proportion to their ownership of the shares of Common Stock of the Surviving Parent Corporation received in the Acquisition) indemnify and hold harmless the Surviving Parent Corporation and the Surviving Subsidiary Corporations (collectively, the "Indemnified Parties") from and against, and shall reimburse the Indemnified Parties for any Damages ("Damages") which may be sustained, suffered or incurred by them, whether as a result of any third party claim or otherwise, and which arise or result from a breach of any of the PS representations, warranties, agreements, obligations or undertakings contained in this Agreement. Likewise, the COTF Officers, Directors and Affiliates (collectively, the "COTF Stockholders") shall severally (in proportion to their ownership of the shares of Common Stock of COTF) indemnify and hold harmless the Indemnified Parties from and against, and shall reimburse the Indemnified Parties for any Damages which may be sustained, suffered or incurred by them, whether as a result of any third party claim or otherwise, and which arise or result from a breach of any of the COTF representations, warranties, agreements, obligations or undertakings contained in this Agreement. The indemnities contained in this Article X will survive the Closing. Claims made for indemnity hereunder must be made prior to the two year Anniversary of the Closing Date. Any claim for indemnity asserted within the relevant period under this section shall survive until resolved.

     10.2 Procedure.

          (a) Third Party Claims. In the event that any Indemnified Party, the PS Participating Stockholders or the COTF Stockholders become aware of a third party claim (a "Third Party Claim") for which liability would arise hereunder, they shall give reasonably prompt notice in writing to the persons who have indemnified the Indemnified Parties against such liability as provided in this Agreement. The notice will identify the basis for the claim or demand, and the amount or the estimated amount thereof to the extent then determinable, which estimate will not be conclusive of the final amount of the claim whether or not the claim is a third party claim ("Claim Notice"). Any delay in giving the Claim Notice will not be deemed a waiver or result in any discontinuation of any rights. The Surviving Parent Corporation will retain counsel to represent the Surviving Parent Corporation or the Surviving Subsidiary Corporations and shall pay the reasonable fees and disbursements of such counsel with regard thereto; provided, however, that the Surviving Parent Corporation or Surviving Subsidiary Corporations are hereby authorized, prior to the date on which they receives written notice designating such counsel, to retain counsel, to file any motion, answer or other pleading and take such other action which it reasonably deems necessary to protect its interests or those of the Surviving Parent Corporation or Surviving Subsidiary Corporations until the date on which notice is received. The Surviving Parent Corporation or the Surviving Subsidiary Corporations shall have the right to retain their own counsel. Each side to cooperate in contesting any third party claim. A third party claim may not be settled without the prior written consent of the Surviving Parent Corporation or the Surviving Subsidiary Corporations.

          (b)  Direct Claims.

     In the event the Surviving Parent Corporation has a direct claim against PS or the PS Participating Stockholders, the Surviving Corporation will send a Claim Notice to PS on behalf of the PS Participating Stockholders. Likewise, if the Surviving Subsidiary Corporations have a direct claim against COTF or the COTF Stockholders, they will send a Claim Notice to William Stilley on behalf of COTF and the COTF Stockholders.

          (c) Retention of Records.

After delivery of a Claim Notice, so long as any right to indemnification exists pursuant to this Article X, the affected parties each agree to retain all books and records related to the Claim Notice. In each instance, the Indemnified Parties and the person who sent the Claim Notice will have the right to be kept fully informed with respect to any legal proceeding. Any information or documents made available to any party hereunder and designated as confidential by the party providing such information or documents and which is not otherwise generally available to the public and not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law, shall not be disclosed to any third party (except for the representatives of the party being provided with the information in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise is required hereunder to be kept confidential).

     10.3 Adjustment to Acquisition Consideration.

     Any indemnification payment made pursuant to this Article X will be deemed to be an adjustment to the Acquisition consideration.

     10.4 Payment and Ceiling.

     The payment of Damages from an indemnified claim will be made solely by the delivery of shares of Surviving Parent Corporation Common Stock by the PS Participating Stockholders or the COTF Stockholders, as applicable, free and clear of all liens, valued for this purpose at the last sale price of the Surviving Parent Corporation Common Stock on the last trading day prior to the date the Claim Notice is given ("Sale Price"). The payment of Damages by the PS Participating Stockholders will be up to a maximum of 2,500,000 shares of Surviving Parent Corporation Common Stock issued in the Acquisition. The payment of Damages by the COTF Stockholders will be up to a maximum of the number of shares of Surviving Parent Corporation Common Stock issued to each individual in the Acquisition, deliverable pro rata from all the COTF Stockholders in respect of the Damages incurred by the Indemnified Parties. The number of shares of Surviving Parent Corporation deliverable as payment of Damages will be proportionately increased or decreased to account for any stock dividend, subdivision, reclassification, stock split or combination of Surviving Parent Corporation Common Stock or any Acquisition, combination or consolidation in which the Surviving Parent Corporation is not the surviving entity.

     10.5 Representations and Warranties.

     For purposes of indemnity under this Article X for breach of a representation or warranty of PS under this Agreement, the representations and warranties shall be the representations and warranties of PS made herein, as supplemented, modified or amended by any schedule thereto as of the Closing Date. For purposes of indemnity under this Article X for breach of a representation or warranty of COTF under this Agreement, the representations and warranties shall be the representations and warranties of COTF made herein, as supplemented, modified or amended by any schedule thereto as of the Closing Date.

     10.6 Sole Remedy.

     After the Closing Date, the sole remedy for recovery of Damages under this Agreement will be in accordance with this Article X.

                               ARTICLE XI

                             MISCELLANEOUS

     11.1 Expenses.

     Each party hereto shall bear its own expenses with respect to the transactions contemplated hereby.

     11.2 Amendment.

     This Agreement may be amended, modified or supplemented but only in writing signed by the parties hereto.

     11.3 Confidentiality and Return of Information to PS.

          (a) On and after the date of this Agreement, COTF will keep secret and confidential

(i)all information heretofore or hereafter acquired by it and deemed to be confidential by PS, and

(ii)all other information provided by PS to COTF relating to the business, operations, employees, customers and distributors of PS, including, but not limited to, any customer or distributor lists, documentation regarding Intellectual Property, marketing arrangements, business plans, sales plans, promotional sales materials, pricing information, manuals, correspondence, notes, financial data or employee information (all such information described in clauses (i) and (ii) above is hereinafter collectively referred to as "PS Confidential
Information").

          (b) Upon any termination of this Agreement pursuant to Article IX hereof, COTF shall return to PS all documents and copies of documents in its possession relating to any PS Confidential Information, and no director, officer, employee or representative of COTF shall make or retain any copy or extract of any of the foregoing.

     11.4 Confidentiality and Return of Information to COTF.

          (a) On and after the date of this Agreement, PS will keep secret and confidential

(i) all information heretofore or hereafter acquired by it and deemed to be confidential by COTF, and

(ii) all other information provided by COTF to PS relating to the business, operations, and employees of COTF, including, but not limited to, any documentation regarding Intellectual Property, marketing arrangements, business plans, sales plans, promotional sales materials, pricing information, manuals, correspondence, notes, financial data or employee information (all such information described in clauses (i) and (ii) above is hereinafter collectively referred to as "COTF Confidential Information").

          (b) Upon any termination of this Agreement pursuant to Article IX hereof, PS shall return to COTF all documents and copies of documents in its possession relating to any COTF Confidential Information, and no director, officer, employee or representative of PS shall make or retain any copy or extract of any of the foregoing.

     11.5 Press Release: Public Announcements.

     Promptly after execution of this Agreement, PS and COTF may issue press releases in the form attached hereto as Exhibit C. The parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and approval by the other party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any party may make any disclosure which its counsel advises is required by applicable law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

     11.6 Notices.

     Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or
(c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

             (a) If to PS:

       Maurice F. Sigouin
       The Paving Stone Company
       1760 N.W. 22nd Court
       Pompano Beach, FL 33069
       Telephone No.:  971-971-3235
       Facsimile No.:  954-971-5421

       with a copy to:

       Francine B. Goodman, Esq.
       Law Offices of Francine B. Goodman, P.C.
       245-30 Grand Central Parkway, #3L
       Bellerose, NY 11426
       Telephone No.: 267-880-0261
       Facsimile No.: 267-880-0235

       (b) If to COTF:

       Cottage Investments, Inc.
       (Attn: William Stilley)
       1762 Timberwood Blvd., Suite 300
       Charlottesville, VA 22911
       Telephone No.: 434-978-4081
       Facsimile No.:  240-332-6257

       with a copy to:

       Robert J. Mottern, Esq.
       Weizenecker, Rose, Mottern and Fisher, P.C.
       1800 Peachtree Street, Suite 620
       Atlanta, GA  30309
       Telephone No.: 404-365-9799
       Facsimile No.: 404-917-0979

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     11.7 Waivers.

     The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     11.8 Interpretation.

     The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively.

      11.9 Applicable Law.

     This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

     11.10 Assignment.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of all the other parties hereto.

     11.11 No Third Party Beneficiaries.

     This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right; provided, however, that the foregoing shall not prevent the provisions of Article X from being enforced derivatively on behalf of an Indemnified Party by the PS Stockholder, COTF Stockholders or stockholders of the Surviving Parent Corporation.

     11.12 Further Assurances.

     Upon the request of the parties hereto, the other parties hereto will, on and after the Closing Date, execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

     11.13 Severability.

     If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     11.14 Survivability.

     If the Acquisition is consummated, the representations and warranties of the parties will be deemed to survive for two years after the Closing Date subject to Article X hereof.

     11.15 Consent to Venue and Service.

     PS and COTF each hereby (a) agrees that any suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the Superior Courts of the State of Georgia , or in the United States District Court for the District of Georgia in Atlanta, (b) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the Georgia State Court and the United States District Court for the District of Georgia in Atlanta. In any such suit, action or proceeding and each of PS and COTF further agrees to accept and acknowledge service of any and all process that may be served in any suit, action or proceeding in Nevada State Court, or in the United States District Court for the District of Nevada and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

     11.16 Remedies Cumulative.

     The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

     11.17 Entire Understanding.

     This Agreement (including the Schedules and Exhibits) and the Certificate of Acquisition set forth the entire agreement and understanding of the parties hereto and supersede all prior agreements, arrangements and understandings between the parties.

     11.18 Counterparts.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

COTTAGE INVESTMENTS, INC.


/s/ ________________________________
Name: Daniel J. Mackell, Jr.
Title:  President

THE PAVING STONE CO., INC.


/s/ __________________________________
Name: Maurice F. Sigouin
Title:  President


THE PAVING STONE COMPANY OF CALIFORNIA, INC.


/s/ __________________________________
Name: Maurice F. Sigouin
Title:  President

THE PAVING STONE COMPANY OF ARIZONA, INC.


/s/ __________________________________
Name: Maurice F. Sigouin
Title:  President

PAVING STONE OF NEVADA, INC.


/s/ __________________________________
Name: Maurice F. Sigouin
Title:  President

PAVING STONE COMPANY OF ATLANTA, INC.


/s/ __________________________________
Name: Maurice F. Sigouin
Title:  President


/s/ __________________________________
Name: Maurice F. Sigouin, Individually